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                                                                     EXHIBIT 5.3


                             DAVIS WRIGHT TREMAINE
                                  LAW OFFICES


                                                                   July 17, 1996

NEXTLINK Communications, L.L.C.
NEXTLINK Capital, Inc.
155 108th Avenue N.E., 8th Floor
Bellevue, Washington 98004

Willkie Farr & Gallagher
153 East 53rd Street
New York, New York 10022

        Re:  Registration Statement on Form S-4
             (File No. 333-4603)


Ladies and Gentlemen:

        We have acted as special Washington counsel to NEXTLINK Communications, L.L.C., a Washington limited liability company (the "Company") and NEXTLINK Capital, Inc., a Washington corporation and a wholly owned subsidiary of the Company ("Capital" and, together with the Company, the "Issuers"), in connection with the registration statement on Form S-4, No. 333-4603, filed with the Securities and Exchange Commission on May 28, 1996 (the "Registration Statement") relating to the offer to exchange up to $350,000,000 aggregate principal amount of the 12-1/2% Senior Notes Due April 15, 2006 (the "Exchange Notes") for up to $350,000,000 aggregate principal amount of the Issuers' outstanding 12-1/2% Senior Notes Due April 15, 2006 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Senior Notes"). The Senior Notes were issued under, and the Exchange Notes are to be issued under, an Indenture, dated as of April 25, 1996 (the "Indenture"), among the Issuers and United States Trust Company of New York, as trustee (the "Trustee"). The exchange will be made pursuant to an exchange offer (the "Exchange Offer") contemplated by the Registration Statement. Capitalized terms used herein that are not otherwise defined have the meanings ascribed thereto as set forth in the Registration Statement.

        We have examined such documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed. We have assumed the genuineness of all signatures, the authenticity of documents, certificates and records submitted to us as originals, the conformity to the originals of all documents, certificates and records submitted to us as copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

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NEXTLINK Communications, L.L.C.
NEXTLINK Capital, Inc.
Willkie Farr & Gallagher
July 17, 1996
Page 2


Based upon the foregoing, we are of the opinion that:

1. The Issuers are duly formed and validly existing under the laws of the State of Washington.

2. The execution and delivery of the Indenture have been duly authorized by the Issuers.

3. The execution and delivery of the Exchange Notes have been duly authorized by the Issuers.

        This opinion is limited to the laws of the State of Washington and the federal laws of the United States of the type typically applicable to transactions contemplated by the Exchange Offer, and we do not express any opinion with respect to the laws of any other country, state or jurisdiction.

        This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

        This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

        We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the Exchange Notes for the Company and to the reference to our name under the caption "Legal Matters" in such Prospectus. We further consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Subject to the foregoing, this opinion letter may be relied upon by you only in connection with the Exchange Offer and may not be used or relied upon by you for any other purpose or by any other person for any purpose whatsoever without, in each instance, our prior written consent.

                                Very truly yours,

                                DAVIS WRIGHT TREMAINE